CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Independent Public Accountants and Custodian" and "Financial Statements" and to the use of our report dated December 3, 1999 in the Registration Statement (Form N-1A) of the Eagle Funds - NASDAQ 100 Index Fund and in the Registration Statement filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 33-88553) and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-09609).




                                        ERNST & YOUNG LLP



Chicago, Illinois
December 3, 1999